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                                                                    EXHIBIT 21.1




SUBSIDIARIES OF MICHAEL FOODS, INC.

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

                                                                 STATE OF
NAME                                                             INCORPORATION
Crystal Farms Refrigerated Distribution Company                     Minnesota
Northern Star Co.                                                   Minnesota
Kohler Mix Specialties, Inc.                                        Minnesota
M. G. Waldbaum Company                                               Nebraska
Wisco Farm Cooperative                                              Wisconsin
WFC, Inc.                                                           Wisconsin
Farm Fresh Foods, Inc.                                             California
Drallos Potato Co., Inc.                                             Michigan
Midwest Mix, Inc.                                                   Minnesota
B.C.K. Company                                                      Minnesota
Minnesota Products, Inc.                                            Minnesota
Super Critical Venturers (a general partnership) 50% Interest       Minnesota
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